Exhibit 7.2

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS

         That the undersigned, GOLD & APPEL TRANSFER S.A., hereinafter "the Company", a company organized and existing under the International Business Companies Ordinance, 1984 of the British Virgin Islands, having its Registered Office at Omar Hodge Building, Wickham's Cay, Road Town, Tortola, British Virgin Islands, DOES HEREBY APPOINTS Walt Anderson as the Attorney-in-Fact of the Company, to be the true and lawful Attorney-in-Fact of the Company, conferring upon him, authority and power to buy, sell and trade public and private shares, futures, bonds, Mutual funds and/or any other financial instruments on behalf of the Company; to set up Stock of Future accounts in the name of the Company and to manage trades or assign others to manage trades in these accounts; to use the funds of the Company to set up other corporations, partnerships, trusts or individuals; to arrange for Loans to the Company and to use the property of the Company as collateral for said loan; to set up and to close or terminate, bank accounts of any type, in any currency, anywhere in the world, in the name of the Company and to act as the trustee and manager of those accounts; to sign any agreements on behalf of the Company and to bind the Company to any agreement relating to any transaction allowed under this power. The Attorney-in-Fact has the authority to sign any resolutions needed to open the accounts authorized under this power of attorney and to act for the Board of Directors and the Company in all matter relating to the opening, management, funds transfers and closing of said accounts. This Power of Attorney shall remain in full force and until the 15th day of January, 2001.

         IN WITNESS WHEREOF, this Power of Attorney is granted in Tortola, British Virgin Islands, on this 19th day of January, 1998.

                                         GOLD & APPEL TRANSFER S.A.

                                         /s/ Rosa Restrepo
                                         ---------------------------------------
                                         Servco Limited-Sole Director
                                         BY: ROSA RESTREPO, ASSISTANT SECRETARY